Exhibit 3.58

AMENDED & RESTATED BY - LAWS

OF

Energy Curtailment Specialists, Inc.

(a New York corporation)

AUGUST 22, 2013

ARTICLE I

SHAREHOLDERS

1.   CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Section 508, and, where applicable, by Sections 505, 616, 620 and 1002, of the Business Corporation Law and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, or if the shares are listed on a registered national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as Section 504 of the Business Corporation Law may otherwise permit.

The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such form and amount as the Board of Directors may require and with such surety or sureties as the Board of Directors may approve, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2.   FRACTIONAL SHARE INTERESTS. The corporation may issue certificates for fractions of a share which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends, and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

3.   SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4.   RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. The record date for determining shareholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the Board of Directors fix a new record date under this paragraph for the adjourned meeting.

5.   SHAREHOLDER MEETINGS.

•TIME. A meeting of the shareholders shall be held annually for the election of directors and the transaction of other business within five (5) months of the end of the fiscal year of the corporation on the date fixed, from time to time, by the Board of Directors. A special meeting shall be held on the date fixed by the Board of Directors except when the Certificate of Incorporation or the Business Corporation Law confers the right to fix the date upon shareholders.

•PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York.

•CALL. Annual meetings may be called by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting. Special meetings may be called in like manner except when the Board of Directors are required by the Certificate of Incorporation or the Business Corporation Law to call a meeting in a different manner, or except when the shareholders are entitled by the Certificate of Incorporation or the Business Corporation Law to demand the call of a meeting in a different manner.

•NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Notice of all meetings shall be given, stating the place, date, and hour of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called; and, at any such meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares pursuant to Section 623 of the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. Notice of any meeting of shareholders may be written or electronic. Notice of any meeting shall be given not fewer than ten days nor more than sixty days before the date of the meeting, provided, however, a copy of such notice may be given by third class mail not fewer than twenty-four days nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department addressed as set forth in Section 605(a) of the Business Corporation Law. If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary of the corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a waiver of notice before or after the meeting. Waiver of notice may be written or electronic. If written, the waiver must be executed by the shareholder or the shareholder’s authorized officer, director, employee or agent by signing such waiver or causing his or her signature to be affixed to such waiver by any reasonable means, including, but not limited to, facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

•SHAREHOLDER LIST AND CHALLENGE. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

•CONDUCT OF MEETING. All meetings of shareholders shall be presided over by the President, or if he is not present, by a Vice-President, or if neither the President nor Vice-

President is present, by a chairman thereby chosen by the shareholders at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor Assistant Secretary is present, the chairman of the meeting shall appoint any person present to act as secretary of the meeting.

•PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by Section 609 of the Business Corporation Law.

•INSPECTORS - APPOINTMENT. Inspectors may be appointed in the manner prescribed by the provisions of Section 610 of the Business Corporation Law, but need not be appointed except as otherwise required by those provisions.

•QUORUM. Except for a special election of directors pursuant to Section 603(b) of the Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the votes of shares entitled to vote at a meeting shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such a class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

•VOTING. At a meeting of the shareholders for the election of directors, directors shall be elected by a plurality of the votes cast by the holders of the shares entitled to vote in the election, unless otherwise required by the Certificate of Incorporation or the Business Corporation Law. Any other action at a meeting of the shareholders shall be authorized by a majority of the votes cast in favor of or against such action by the holders of the shares entitled to vote in the election, unless otherwise required by the Certificate of Incorporation or the Business Corporation Law or by a bylaw adopted by the shareholders.

6.   SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of all outstanding shares entitled to vote thereon or, if the Certificate of Incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

ARTICLE II

GOVERNING BOARD

1.   FUNCTIONS. Subject to a contrary provision in the Certificate of Incorporation, the business of the corporation shall be managed under the direction of its Board of Directors notwithstanding that only one director legally constitutes the Board.

2.   QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. The number of directors of the corporation may be determined from time to time by resolution adopted by the shareholders, except that there shall be no less than one director. The number of directors may be increased or decreased by action of shareholders or of the Board of Directors, provided that any action of the Board of Directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director.

3.   ELECTION AND TERM. The first Board of Directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim by the shareholders to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified; and directors who are elected in the interim by the Board of Directors to fill vacancies and newly created directorships shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until their successors have been elected and qualified. Unless otherwise set forth in the Certificate of Incorporation, in the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office.

4.   MEETINGS.

•TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

•PLACE. Unless otherwise set forth in the Certificate of Incorporation, meetings shall be held at such place within or without the State of New York as shall be fixed by the Board.

•CALL. No notice shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called, upon notice, by or at the direction of the Chairman of the Board, if any, or the President, or of a majority of the directors in office.

•NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

•QUORUM AND ACTION. Unless a greater proportion is required by the Certificate of Incorporation, a majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. Except as otherwise required by the Business Corporation Law, a majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.

Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

•CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise any other director chosen by the Board, shall preside.

5.   RESIGNATION AND REMOVAL OF DIRECTORS. Subject to any applicable contract rights and duties, any director of the corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President or the secretary of the corporation and any such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed for cause or without cause by the shareholders.

6.   COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from their number one or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Law. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committees. The Board may also designate one or more directors as alternate members of any such committee who may replace any absent member or members ay any meeting thereof.

•MEETINGS OF COMMITTEES. Committees established by the Board of Directors may meet either regularly at stated times or on special notice. Such committees may make rules for the holding and conduct of their meetings.

7.   WRITTEN ACTION. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of such committee shall be filed with the minutes of the proceedings of the Board of Directors or of such committee.

ARTICLE III

OFFICERS

Unless reserved to the shareholders in the Certificate of Incorporation, the Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. Any two or more offices may be held by the same person. When all of the issued and outstanding shares of the corporation are owned by one person, such person may hold all or any combination of offices.

Unless otherwise provided in the resolution of election or appointment or in the Certificate of Incorporation, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders.

Officers shall have the powers and duties defined in the resolutions appointing them.

Unless an officer was elected or appointed by the shareholders, the Board of Directors may remove any officer for cause or without cause.

ARTICLE IV

STATUTORY NOTICES TO SHAREHOLDERS

The Board of Directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law.

ARTICLE V

BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of any committee which the Board of Directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said State, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE VI

CORPORATE SEAL

The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BY-LAWS

The shareholders entitled to vote in the election of directors or the Board of Directors by vote of a majority of the entire Board upon compliance with any statutory requisite may amend or repeal the By-Laws and may adopt new By-Laws, except that the Board of Directors may not amend or repeal any By-Law or adopt any new By-Law, the statutory control over which is vested exclusively in the said shareholders or in the incorporators. By-Laws adopted by the incorporators or Board of Directors may be amended or repealed by the said shareholders.

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